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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants

To LTX Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 27, 2001 included (or incorporated by reference) in LTX Corporation's Form 10-K for the year ended July 31, 2001 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                             Arthur Andersen LLP

Boston, Massachusetts
October 25, 2001